                                                                     Exhibit 5.1




                                         April 28, 1994


Analogic Corporation
8 Centennial Drive
Peabody, MA  01960

    RE: Registration Statement on Form S-8 Relating to the 1993 Key Employee Incentive Stock Option Plan of Analogic
         Corporation
         -----------------------------------------------------------

Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Analogic Corporation (the "Company") on April 29, 1994 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 500,000 shares of Common Stock, $.05 par value, of the Company issuable pursuant to the Plan (the "Shares").

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan and any agreements entered into under the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         Hemenway & Barnes

                                         HEMENWAY & BARNES